Exhibit 99.1

Power Si Launches in Canada

DENVER, June 7, 2021 /PRNewswire/ - GrowGeneration Corp. (NASDAQ: GRWG), (“GrowGen” or the “Company”), the nation’s largest chain of specialty hydroponic and organic garden centers, today announced that Power Si, a proprietary brand operated and owned by GrowGen, has signed an exclusive distribution agreement with GreenPlanet Wholesale, one of Canada’s oldest and most trusted hydroponic distributors. PowerSi’s original patented formula of mono-silicic acid has consistently proven to improve the yield, strength, and lateral branching of crops and is a must-have for new and experienced growers.  Power Si is widely used in North America and facilitates fast, visible and structured periods of both vegetative and flowering growth.

Power Si (CNW Group/GrowGeneration)

“We are thrilled that, at long last, Canadians will have the opportunity to experience firsthand what Power Si brings into their gardens. This is a groundbreaking product with proven success in the garden and a huge following in countries around the world. At GreenPlanet Wholesale, we are committed to bringing our customers the best products the industry has to offer, and Power Si is another example of this. This product has been long-awaited in the Canadian Marketplace and we could not be prouder to partner with the great team at Power Si. I can’t wait to hear from our growing community as they begin to use this exciting new product.” stated Mark Walman, Chief Operating Officer for GreenPlanet Wholesale.

“We are excited to bring our popular and leading mono-silicic acid product to all growers in Canada. The demand in the US has been tremendous and we believe from the interest we are already generating, the Canadian market will prove equally successful for Power Si. When selecting our distributor partner, GreenPlanet checked all the boxes for us and we couldn’t be more thrilled to be their partner.” stated Rex Gill, Founder of Power Si.

About GrowGeneration Corp.:

GrowGen owns and operates specialty retail hydroponic and organic gardening centers. Currently, GrowGen has 55 stores, which include 20 locations in California, 8 locations in Colorado, 7 locations in Michigan, 5 locations in Maine, 5 locations in Oklahoma, 2 locations in Nevada, 2 locations in Washington, 2 locations in Oregon, 1 location in Arizona, 1 location in Rhode Island,1 location in Florida, and 1 location in Massachusetts. GrowGen also operates an online superstore for cultivators at growgeneration.com and B2B ERP platform, agron.io. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers.

For more information about GrowGeneration, or to locate its stores, please visit www.growgeneration.com.

About GreenPlanet Wholesale Ltd:

GreenPlanet Wholesale Ltd. is a British Columba based company specializing in the wholesale distribution of quality, products for indoor gardening, hydroponic, and the greenhouse market. With over 25 years of experience in the hydroponic industry, GreenPlanet uses  knowledge and experience to select the very best products supporting the cultivation community and retailers across all of Canada.

Forward Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as “look forward,” “believe,” “continue,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission, available at: www.sec.gov, and on our website, at: www.growgeneration.com.

Company Inquiries:
GrowGeneration Corp.
610-216-0057
michael@growgeneration.com

Investor Contact:
John Evans
GrowGeneration
john.evans@growgeneration.com

Connect:
Website: www.GrowGeneration.com
Instagram: growgen
Facebook: GrowGenerationCorp
Twitter: @GrowGenCorp

SOURCE GrowGeneration